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                                                                      Exhibit 15

October 20, 1997


Board of Directors and Shareholders
Security Capital Atlantic Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Security Capital Atlantic Incorporated for the registration of $500,000,000 in debt and equity securities of our reports dated April 24, 1997, except for Note 6, as to which the date is May 1, 1997 and July 22, 1997, except for Notes 5 and 6 as to which the date is August 5, 1997, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated that are included in its Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                             /s/ Ernst & Young LLP